                                                                      EXHIBIT 21

                                 TUBOSCOPE INC.
                               DECEMBER 31, 1998

Tuboscope Inc. (US--Delaware)
  Gauthier Brothers Rentals, Inc. (U.S. Calif.)
  CTI--Canadian Branch
  Tuboscope Vetco International Inc. (US--Texas)
  Tuboscope Vetco International Inc. (Colombia) branch
  Tuboscope Vetco do Brasil Equipamentos e Servicos Ltda (Brazil)
  Tuboscope Vetco (Thailand) Ltd.
  Tuboscope Vetco Moscow Ltd. (Russia)
  Tuboscope Vetco Export Sales Corp (FSC--Barbados)
  Tuboscope Vetco Services (Panama) Inc.
    Tuboscope Vetco Services (Panama) Inc. --Abu Dhabi branch
    Tuboscope Vetco Services (Panama) Inc. --Kuwait branch
    Tuboscope Vetco Services (Panama) Inc. --Singapore branch
    Tuboscope Vetco (Nigeria) Ltd. (40%)
    Linolag II s.r.l .(95%)
      Linolag I s.r.l. (95%)
  Tuboscope Overseas Corp. S.A. (Switzerland)
  Vetco Enterprises AG (Switzerland)
    Tuboscope Vetco Osterreich GmbH (Austria)
    Vetco Saudi Arabia Ltd. (P/S--45%)
    Tuboscope Vetco (Deutschland) GmbH (Germany)
      Tuboscope Vetco (Deutschland) GmbH (Germany) --Bahrain branch
      Tuboscope Vetco (Deutschland) GmbH (Germany) --Italy branch
      Tuboscope Vetco (Deutschland) GmbH (Germany) --France branch
      Tuboscope Vetco (Deutschland) GmbH (Germany) --Oman branch
      Tuboscope Vetco (Deutschland) GmbH (Germany) --Netherlands branch
      Tuboscope Vetco (Deutschland) GmbH (Germany) --Egypt branch
      Tuboscope Vetco Technology GmbH (Germany)
      Tuboscope Vetco Technology GmbH (Germany)
        Tuboscope Vetco Technology GmbH (Germany) --Spain branch
        Tuboscope Vetco Technology GmbH (Germany) --Russian branch
      Tuboscope Vetco (Brunei) SDN.BDH (49%)
      Vetco Abu Dhabi (P/S--United Arab Emirates)
      Vetco Coating GmbH (Germany)
  Tuboscope Vetco de Argentina, S.A. (Argentina)
  Tuboscope Vetco Canada Inc. (Canada)
    Tuboscope Pipeline Services Canada Inc. (Canada)
      Linolag II s.r.l.(5%)
    Tuboscope (Far East) Pte Ltd. (Singapore)
      Pesaka Inspection Services SDN.BDH (49%-Malaysia)
      Tuboscope Far East Pte Ltd.--Australia branch
      Linolag I s.r.l. (5%)
    Cut Rite Tubular Services Ltd. (Canada)
    Tuboscope Norge AS (Norway)
      Petas A/S
        Petas NDT A/S
        Petas Agotnes A/S

        Petas Stavanger A/S
        Petas Floro A/S
        Petas Kristiansund A/S
    CTES LLC (25%)
    Baytron Inc. (LA)
    Tulsa Equipment Manufacturing Co (OK)
    Viking Highlander Inc. (TX)
    Hydrolex Inc. (TX)
    Tuboscope Services de Bolivia S.A. (Bol.)
      Brandt Servicios de Petroleros S.A. (Peru)
    Wadeco Oilfield Services Ltd. (Canada)
      Wadeco Inc. (US--North Dakota)
    Tuboscope Pipeline Services Inc. (US--Texas 83%)
      Vetco Pipeline Services Inc. (US--Texas)
        Vetco Pipeline Services Ltd. (Canada)
        Tuboscope Vetco Pipeline Services S.A. de C.V. (Mexico)
    MSD Inc. (LA)
      MSD Norway Branch
      MSD UK Ltd.
      MSD de Venezuela C.A.
    Tuboscope Vetco (France) S.A.
    Texas Oil Tools Inc. (US Nevada)
    Tuboscope MECL (Trinidad) Ltd. (50% P/S)
    Tube-Kote Inc. (US--Texas)
    Pacific Inspection Company (California)
  Tubo-FGS Inc. (Del.)
    Star Sudamtex SA (Venezuela 50%)
  Fiberglass Holding Inc. (Del.)
    Fiberglass Systems LLP (Texas)
  Tuboscope (Holding US) Inc.(Del. U.S.)
    Tuboscope Holdings Ltd. (UK)
      Chargewood Ltd (UK)
      Tuboscope UK Ltd. (UK)
        Tuboscope Vetco (UK) Ltd.
        EPI UK Ltd. (UK)
        Enaco Pte. (UK)
        Tuboscope Vetco Capital Ltd. (UK)
        SSR Ltd. (UK)
        The Brandt Company (UK) Ltd.
        Enaco Mudcat Systems Ltd. (UK)
        Pump Systems Ltd. (UK)
        Pressure Control Engineering Ltd. (UK)
      Tuboscope Pipeline Services Ltd. (UK)
        Tuboscope Pipeline Services Inc. (17%)
        Linalog Ltd. (UK)
      Weston Oilfield Engineering Ltd. (UK)
    Environmental Procedures Inc. (Delaware)
      Advanced Wirecloth Inc. (LA)
      Tuboscope SA de CV (Mexico)
      EPI Branch (Ecuador)

      EPI Branch (Colombia)
    Drexel Oilfield Services LLC (49% Dubai, UAE)
    Tuboscope Brandt SA (Venezuela)
    Brandt Company de Argentina SA (Argentina)
    Screen Mfg. Company Ltd. (Trinidad)
    Venwell International Inc. (Texas)
      Venwell Branch (Trinidad)
  Hydra Rig, Inc. (US--Texas)
  Eastern Oil Tools Pte. Ltd.
    Eastern Oil Tools Pty. Ltd. (Australia)
  Drexel Oilfield Services BDN (Malaysia)
  Tuboscope I/P Inc. (US Del.)